SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 26, 2002. WorldTeq Group International Incorporated
(Exact Name of Registrant as Specified in Its Charter)

Nevada                        000-27243                           98158A1016
(State or Other            (Commission File Number)   (I.R.S. Employee
Jurisdiction of                     		      Identification Number)
Incorporation)


30 West Gude Drive, Rockville, Maryland 20850
 (240) 403-2000
ITEM 5. Other Events.
On September 26, 2002 WorldTeq Group International ("the company") better defined and implemented and enhanced "Insider Trading Policy". The updated policy contained the following information:

TRADING PROHIBITION

You are prohibited from purchasing or selling Worldteq securities beginning on the first day of a calendar quarter until the third business day after WorldTeq's release of its quarterly earnings results. This prohibition includes exercising stock appreciation rights, butit does not include exercising with cash, an option on Worldteq securities issued pursuant to a Worldteq compensation plan and holding the underlying securities.
In addition, allstanding purchase and sale orders regarding Worldteq securities must be canceled priorto the first day of the calendar quarter.

You are prohibited from purchasing options on: margin trading (the securities to otherwise secure a loan); day trading (buying and selling the same securities during one calendar day); and short selling (selling the securities at a specified price on a specified date without owning the securities on the trade date) Worldteq securities. The receipt of an option grant pursuant to a Worldteq compensation plan does not constitute the purchase of an option on Worldteq securities.

Members of Worldteq Corp.'s management must obtain the approval of the Outside Counsel or designate prior to buying or selling Worldteq securities.


(signatures to follow on next page)



SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
WorldTeq Group International Incorporated
(Registrant)
Date: September 26, 2002

By:/S/ Bruce Bertman

-------------------------------------
(Signature)
Name:  Bruce Bertman
Title: President,
Chief Executive Officer
WorldTeq Group International, Inc.